EXHIBIT 99.9

NOTICE OF WITHDRAWAL

To Withdraw

COMMON SHARES OF WEYERHAEUSER COMPANY

Pursuant to the Offer to Exchange

All Shares of Common Stock of

DOMTAR CORPORATION

which are owned by

WEYERHAEUSER COMPANY

for

Common Shares of Weyerhaeuser Company

and Exchangeable Shares of Weyerhaeuser Company Limited

Pursuant to the Prospectus—Offer to Exchange dated February 2, 2007

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 2, 2007, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

The undersigned acknowledges receipt of the Prospectus-Offer to Exchange dated February 2, 2007 in connection with the offer by Weyerhaeuser Company, a Washington corporation (“Weyerhaeuser”), to exchange all shares of common stock of Domtar Corporation, a Delaware corporation, owned by Weyerhaeuser for common shares of Weyerhaeuser (“Weyerhaeuser common shares”) and exchangeable shares of Weyerhaeuser Company Limited that are validly tendered and not properly withdrawn pursuant to the exchange offer (the “Exchange Offer”) prior to the expiration of the Exchange Offer.

If any of the Weyerhaeuser common shares were tendered through The Depository Trust Company, please do not use this form; use the Depository Trust Company form of withdrawal instead.

REQUEST FOR WITHDRAWAL

The undersigned has identified below the Weyerhaeuser common shares that it is withdrawing from the Exchange Offer:

Number of Certificated Weyerhaeuser common shares to be withdrawn:

Number of Weyerhaeuser Direct Stock Purchase Plan shares (“DSPP shares”) to be withdrawn:

REQUEST OF RELEASE FOR SHARES REPRESENTED BY CERTIFICATE(S)

If certificate(s) of Weyerhaeuser common shares have been delivered to the Exchange Agent, please provide the following information in order for Mellon Investor Services LLC (the “Exchange Agent”) to return the relevant certificate(s):

Name(s) of the registered holder(s):

Serial number(s) of the certificate(s) evidencing the Weyerhaeuser common shares withdrawn:

Address (including Zip Code):

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SIGNATURES

This Notice of Withdrawal must be signed below by the registered holder(s) of the Weyerhaeuser common shares withdrawn as its or their names appear on the certificate(s), on the DSPP account, or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Signature(s):

Capacity (full title):

Dated:

If the release of Weyerhaeuser common shares certificate(s) is requested, the signature(s) on this Notice of Withdrawal must be guaranteed by a firm which is a member of the Securities Transfer Agents Medallion Program, or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad—15 under the Securities Exchange Act (each of the foregoing being an “eligible institution”), except in cases in which Weyerhaeuser common shares are withdrawn for the account of an eligible institution.

If you wish to withdraw any tendered Weyerhaeuser common shares, you must transmit this Notice of Withdrawal to the Exchange Agent at:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3448 South Hackensack, NJ 07606	201-680-4626 For Confirmation Only Telephone: 201-680-4860	Mellon Investor Services LLC Attn: Reorganization Dept.—27th Floor 480 Washington Boulevard Mail Drop-Reorg Jersey City, NJ 07310

Weyerhaeuser will determine questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. None of Weyerhaeuser, the Exchange Agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.

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